Exhibit 10.12

PROTEOLOGICS LTD.

INTERIM FINANCIAL INFORMATION

AS OF SEPTEMBER 30, 2013

UNAUDITED

INDEX

Page

Statement of Financial Position	2

Statements of Operations	3

Statements of Changes in Equity	4

Statements of Cash Flows	5 - 6

Notes to Condensed Financial Statements	7 - 10

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PROTEOLOGICS LTD.

CONDENSED STATEMENT OF FINANCIAL POSITION

	September 30,		December 31,
	2013	2012	2012
	Unaudited		Audited
	NIS in thousands
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	12,049	8,335	10,437
Financial assets at fair value through profit or loss	10,821	27,644	22,421
Bank deposits - restricted as to use	365	334	364
Accounts receivable	123	820	416
Assets held for sale	628	-	-

	23,986	37,133	33,638
NON-CURRENT ASSETS:
Property, plant and equipment	-	2,096	1,966
Intangible assets	-	210	166

	-	2,306	2,132

Total assets	23,986	39,439	35,770

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Liability for discontinued operation	1,235	-	-
Trade payables	157	638	517
Other accounts payable	1,149	2,314	2,013
Deferred revenues	-	3,191	2,068

	2,541	6,143	4,598
NON-CURRENT LIABILITIES:
Employee benefit liabilities, net	-	118	218

Total liabilities	2,541	6,261	4,816

EQUITY:
Share capital and premium	79,323	79,005	79,056
Capital reserve	26,384	26,384	26,384
Options	11,117	11,117	11,117
Accumulated deficit	(95,379)	(83,328)	(85,603)

Total equity	21,445	33,178	30,954

Total liabilities and equity	23,986	39,439	35,770

The accompanying notes are an integral part of the condensed financial statements.

November 25, 2013
Date of approval of the financial statements	Mordechai Menashe Chairman of the Board	Sagi Ben Ishai Chief Executive Officer	Eran Mazor Director *)

*)	The Company's Board at its meeting held on November 25, 2013, empowered this director to sign on these financial statements due to the fact that there is no senior financial officer in the Company.

PROTEOLOGICS LTD.

CONDENSED STATEMENTS OF OPERATIONS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2013	2012	2013	2012	2012
	Unaudited				Audited
	NIS in thousands (except per share data)

Revenues from rendering of research and development services	3,638	10,649	-	4,153	13,436
Cost of revenues from rendering of research and development services	(1,935)	(8,671)	-	(2,836)	(10,716)
Research and development expenses, net	(5,963)	(5,399)	(1,834)	(1,335)	(6,946)
General and administrative expenses	(2,433)	(4,447)	(180)	(1,480)	(5,645)
Expenses relating to discontinued operation	(2,253)	-	(2,253)	-	-
Capital gain	4	1	-	-	1

Operating loss	(8,942)	(7,867)	(4,267)	(1,498)	(9,870)

Finance income	763	1,512	146	372	1,464
Finance expenses	(1,241)	(16)	(371)	(4)	(429)

Finance income (expenses), net	(478)	1,496	(225)	368	1,035

Loss before taxes on income	(9,420)	(6,371)	(4,492)	(1,130)	(8,835)
Taxes on income	(4)	-	(4)	-	-

Comprehensive loss	(9,424)	(6,371)	(4,496)	(1,130)	(8,835)

Loss per share - basic and fully diluted (in NIS)	(0.63)	(0.43)	(0.30)	(0.08)	(0.60)

The accompanying notes are an integral part of the condensed financial statements.

PROTEOLOGICS LTD.

CONDENSED STATEMENTS OF CHANGES IN EQUITY

	Share capital and premium	Capital reserve	Options	Accumulated deficit	Total equity
	NIS in thousands

Balance at January 1, 2013 (audited)	79,056	26,384	11,117	(85,603)	30,954

Exercise of options	267	-	-	(35)	232
Comprehensive loss for the period	-	-	-	(9,424)	(9,424)
Cost of share-based payment	-	-	-	(317)	(317)

Balance at September 30, 2013 (unaudited)	79,323	26,384	11,117	(95,379)	21,445

Balance at January 1, 2012 (audited)	75,643	26,384	14,400	(77,841)	38,586

Expiration of options	3,283	-	(3,283)	-	-
Exercise of options	79	-	-	(10)	69
Comprehensive loss for the period	-	-	-	(6,371)	(6,371)
Cost of share-based payment	-	-	-	894	894

Balance at September 30, 2012 (unaudited)	79,005	26,384	11,117	(83,328)	33,178

Balance at July 1, 2013 (unaudited)	79,259	26,384	11,117	(90,392)	26,368

Exercise of options	64	-	-	(8)	56
Comprehensive loss for the period	-	-	-	(4,496)	(4,496)
Cost of share-based payment	-	-	-	(483)	(483)

Balance at September 30, 2013 (unaudited)	79,323	26,384	11,117	(95,379)	21,445

Balance at July 1, 2012 (audited)	79,005	26,384	11,117	(82,438)	34,068

Comprehensive loss for the period	-	-	-	(1,130)	(1,130)
Cost of share-based payment	-	-	-	240	240

Balance at September 30, 2012 (unaudited)	79,005	26,384	11,117	(83,328)	33,178

Balance at January 1, 2012 (audited)	75,643	26,384	14,400	(77,841)	38,586

Expiration of options	3,283	-	(3,283)	-	-
Exercise of options	130	-	-	(18)	112
Comprehensive loss for the period	-	-	-	(8,835)	(8,835)
Cost of share-based payment	-	-	-	1,091	1,091

Balance at December 31, 2012 (audited)	79,056	26,384	11,117	(85,603)	30,954

The accompanying notes are an integral part of the condensed financial statements.

PROTEOLOGICS LTD.

CONDENSED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2013	2012	2013	2012	2012
	Unaudited				Audited
	NIS in thousands

Cash flows from operating activities:

Comprehensive loss	(9,424)	(6,371)	(4,496)	(1,130)	(8,835)
Adjustments to reconcile comprehensive loss to net cash used in operating activities:	421	(5,419)	1,815	(1,998)	(5,458)

Net cash used in operating activities	(9,003)	(11,790)	(2,681)	(3,128)	(14,293)

Cash flows from investing activities:

Purchase of property, plant and equipment	(36)	(236)	-	(17)	(356)
Purchase of intangible assets	(13)	(30)	-	(17)	(30)
Proceeds from sale of property, plant and equipment	23	3	-	-	3
Proceeds from sale of financial assets at fair value through profit or loss, net	10,940	10,937	1,700	2,860	16,054
Investment in deposits restricted as to use, net	(1)	(4)	(1)	(1)	(34)

Net cash provided by investing activities	10,913	10,670	1,699	2,825	15,637

Cash flows from financing activities:

Proceeds from exercise of options	232	69	56	-	112

Net cash provided by financing activities	232	69	56	-	112

Increase (decrease) in cash and cash equivalents	2,142	(1,051)	(926)	(303)	1,456
Cash and cash equivalents at the beginning of the period	10,437	9,192	13,226	8,664	9,192
Exchange differences on cash and cash equivalents	(530)	194	(251)	(26)	(211)

Cash and cash equivalents at the end of the period	12,049	8,335	12,049	8,335	10,437

The accompanying notes are an integral part of the condensed financial statements.

PROTEOLOGICS LTD.

CONDENSED STATEMENTS OF CASH FLOWS

		Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
		2013	2012	2013	2012	2012
		Unaudited				Audited
		NIS in thousands
(a)	Adjustments to reconcile comprehensive loss to net cash used in operating activities:

	Income and expenses not involving cash flows:

	Loss (gain) from fair value change in financial assets at fair value through profit or loss	660	(351)	53	(277)	(245)
	Depreciation and amortization	1,532	619	1,202	179	794
	Employee benefit liabilities, net	(218)	38	(248)	7	138
	Decrease (increase) in accounts receivable	293	(21)	368	(144)	383
	Exchange differences on cash and cash equivalents	530	(194)	251	26	211
	Capital gain from property, plant and equipment, net	(4)	(1)	-	-	(1)
	Cost of share-based payment	(317)	894	(483)	240	1,091

		2,476	984	1,143	31	2,371
	Changes in operating asset and liability items:

	Liability for Company's discontinued operation	1,235	-	1,235	-	-
	Decrease in trade payables	(360)	(565)	(208)	(855)	(567)
	Decrease in other accounts payable	(862)	(254)	(355)	(475)	(555)
	Decrease in deferred revenues	(2,068)	(5,584)	-	(699)	(6,707)

		(2,055)	(6,403)	672	(2,029)	(7,829)

		421	(5,419)	1,815	(1,998)	(5,458)

(b)	Information on investing and financing activities not involving cash flows:

	Purchase of property, plant and equipment on credit	-	119	-	119	-

(c)	Cash paid and received during the period for:

	Taxes paid	3	4	-	1	21

	Interest received	759	1,120	146	217	1,305

The accompanying notes are an integral part of the condensed financial statements.

PROTEOLOGICS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL

a.	These financial statements have been prepared in a condensed format as of September 30, 2013 and for the nine and three months periods then ended. These financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2012 and for the year then ended and accompanying notes.

b.	On August 21, 2013, the Company's Board directed the Company's management, among others (a) to act to locate potential buyers for the Company's activity in the Ubiquitin field which then was the Company's main area of activity; (b) to form immediately an action plan to the Company which derives from the accepted decision. It was further decided to empower the Board's sub-committee to examine as soon as possible and to bring before the Board its recommendations regarding alternative businesses for the Company.

The above decisions were accepted, among others, because the products that the Company develops in the Ubiquitin field are in early development stages and the Board anticipates that the financing sources that are currently available for the Company are no longer sufficient to bring these products to a significant milestone.

c.	On September 20, 2013, the control over the Company was transferred from a former significant shareholder, XTL Biopharmaceuticals Ltd., to ZMIHA Investment House Ltd., a public company whose shares are traded on the TASE while all Company's directors, except outside directors, resigned and other directors were nominated in their place. On October 31, 2013, Mr. Sagi Ben Ishai was nominated as the Company's CEO (replacing Mr. Joshua Josh Levine who also resigned on September 20, 2013) and on November 3, Mr. Eliyahu Yoresh was appointed as the Company's chairman of the Board.

In furtherance to the above decision from August 21, 2013, the Company's Board and management accepted at their meetings held during the third quarter of 2013, decisions the key elements of which are as followed: (a) to discontinue the Company's activity, including the main activity in the Ubiquitin field; (b) to act to conclude the existing engagements of the Company in connection with its activity, including termination of all contracts and commitments relating to the Ubiquitin activity; (c) to act to release from the lease agreement for the Company's offices in Rehovot, among others, through early termination, assignment or lease to a sub-lessee; (d) to dismiss all of the Company's employees; (e) to continue the search attempts for potential buyers to the IP and the property, plant and equipment used by the Company's activity; (f) to convene the Board as soon as possible to discuss ways to continue the Company.

As a result of the above, during the nine and three months periods ended September 30, 2013, the Company recorded expenses relating to discontinued operation of approximately NIS 2,253 thousand (of which an amount of NIS 1,046 thousand in respect of depreciation of property, plant and equipment).

PROTEOLOGICS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

d.	As of the date of the issuance of this report, the Company dismissed all of its employees (except pregnant or postnatal employees in respect of whom the Company addressed the officer in charge of women employment to receive a permit to dismiss them).

e.	As of the date of the approval of the financial statements, the Company has no significant business activity, except holding of securities. As a result, since October 1, 2013, the Company is a "public shell" without significant business activity.

Since its inception, the Company was engaged in the research and development of therapeutics through knowhow and expertise it possessed in the Ubiquitin system.

f.	On November 11, 2013, the Company filed with the Tel-Aviv District Court an application for a creditors' arrangement under section 350 to the Companies Law, 1999 whose purpose is to cause that all of the Company's debts in respect of the discontinued operation will be paid to its creditors and it will be discharged from all its liabilities, including contingent liabilities whose cause as of the date of the approval of the creditors' arrangement.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Preparation format of the interim financial statements:

The interim financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting" and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970

b.	New standards, interpretations and amendments applied for the first time by the company:

The significant accounting policies and methods of computation adopted in the preparation of the interim financial statements are consistent with those adopted in the preparation of the annual financial statements, except as noted below.

Non-current asset or group of assets held for sale:

Non-current asset or group of assets is classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use. For this to be the case, the assets must be available for immediate sale in their present condition, the Company must be committed to sell, there must be a program to locate a buyer and it is highly probable that a sale will be completed within one year from the date of classification. From the date of such initial classification, these assets are no longer depreciated and are presented separately as current assets at the lower of their carrying amount and fair value less costs to sell.

PROTEOLOGICS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IAS 19 (Revised 2011), "Employee Benefits": ("IAS 19(R)")

In June 2011, the IASB issued IAS 19 (Revised) which is to be applied commencing January 1, 2013. The key amendments address the accounting treatment of defined benefit plans. The first-time application of IAS 19(R) did not have a material effect on the Company's financial statements.

IFRS 13, "Fair Value Measurement":

IFRS 13 establishes guidance for the measurement of fair value, to the extent that such measurement is required according to IFRS. IFRS 13 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value takes into account the market participant's ability to generate economic benefits by using the asset in its highest and best use. Fair value measurement is based on the assumption that the transaction will take place in the asset's or the liability's principal market, or in the absence of a principal market, in the most advantageous market. The provisions of IFRS 13 are applied prospectively as from January 1, 2013 and they do not apply to comparative figures.

The first-time application of IFRS 13 did not have a material effect on the Company's financial statements.

NOTE 3:-	ADDITIONAL SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

a.	Addressing the Chief Scientist in connection with the agreement between the Company and GlaxoSmithKline LLC:

The Company and the Chief Scientist at the Ministry of Industry and Trade ("the Scientist") had a dialogue with the purpose of putting an end to a dispute regarding the Scientist demand to receive royalties from all Company's revenues, including from revenues whose source is the collaboration with GSK. For the meantime, the parties halted, with no time frame, mutual procedures in order to allow the clarification of the dispute in the right spirit.

The Company's maximal exposure varies between 3% and 4% (by periods) of total Company's revenues from GSK ranges between NIS 947 thousand and NIS 1,262 thousand in respect of the Company's revenues from GSK agreement.

Currently, the Company can not assess the potential effects of the above on the Company. Accordingly, no provision was recorded in the Company's financial statements.

PROTEOLOGICS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 3:-	ADDITIONAL SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

b.	During the nine months period ended September 30, 2013, 266,679 options were exercised into 266,679 shares for a cumulative amount of NIS 232 thousand.

c.	On July 30, 2013, the Israeli Parliament (the Knesset) approved the second and third readings of the Economic Plan for 2013-2014 ("the Budget Law") which consists, among others, of fiscal changes whose main aim is to enhance the collection of taxes in those years.

These changes include, among others, raising the Israeli corporate tax rate from 25% to 26.5% and taxing revaluation gains effective from January 1, 2014.

These changes had no effect on the Company's financial statements.

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